POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                    Sixteenth Floor, 191 Peachtree Street, NE
                             Atlanta, Georgia 30303

                                  July 14, 2003


Community  Bank  of  Georgia,  Inc.
134  W.  Parker  Street
Baxley,  Georgia  31513

     RE:  REGISTRATION  OF  800,000  SHARES  OF  COMMON  STOCK  AND  WARRANTS TO
          PURCHASE  UP  TO  286,000  SHARES  OF  COMMON  STOCK

Ladies  and  Gentlemen:

     We have acted as counsel to Community Bank of Georgia, Inc. (the "Company"), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2, as amended (the "Registration Statement"), of 800,000 shares (the "Shares") of common stock, $1.00 par value (the "Common Stock"), of the Company and warrants (the "Warrants") to purchase up to 286,000 shares of Common Stock.

     In this capacity, we have examined (1) the Registration Statement, which is to be filed with the Securities Exchange Commission (the "Commission") on the date hereof, (2) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and the Warrants and (3) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares and Warrants are duly authorized, and when the Shares are issued and delivered to investors, and the Warrants are issued and delivered to the organizers, as described in the Registration Statement, the Shares and Warrants will be legally and validly issued, fully paid and non-assessable.


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                                                 Community Bank of Georgia, Inc.
                                                                   July 14, 2003
                                                                          Page 2


     We hereby consent to the use of this opinion on Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.



                                      Very  truly  yours,



                                      /s/ Powell, Goldstein, Frazer & Murphy LLP

                                      POWELL, GOLDSTEIN, FRAZER & MURPHY LLP



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